CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 033-19947 on Form N-4 of our report dated April 27, 2023, relating to the consolidated financial statements of Talcott Resolution Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 28, 2023